UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2018

NEKTAR THERAPEUTICS

 (Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 26, 2018, Dennis L. Winger, a member of our Board of Directors, decided to retire from the Board of Directors.  His resignation was effective as of September 26, 2018.

(d) On September 26, 2018, Karin Eastham, MBA, was appointed to the board of directors of Nektar Therapeutics, a Delaware corporation (the “Company”), as a Class I Director whose initial term will end at our 2020 Annual Meeting of Stockholders. Our board has determined that Ms. Eastham is an independent director as that term is defined by the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. Ms. Eastham will serve on the audit and compensation committees of the board.

Ms. Eastham, age 68, currently serves on the boards of directors of several life sciences companies. Ms. Eastham has served on the board of directors of Geron Corporation (NASDAQ: GERN) since March 2009, Illumina, Inc. (NASDAQ: ILMN) since August 2004 and Veracyte, Inc. (NASDAQ: VCYT) since December 2012. Ms. Eastham received a B.S. in Accounting and an M.B.A. from Indiana University and is a Certified Public Accountant. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of the Burnham Institute for Medical Research (now Sanford Burnham Prebys Medical Discovery Institute), a non-profit corporation engaged in biomedical research. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Chief Financial Officer and Secretary of Diversa Corporation, a biotechnology company. Ms. Eastham previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Diagnostics, from 1976 to 1988. Ms. Eastham served as a member of the board of directors of MorphoSys AG (OTCMKTS: MPSYF) from May 2012 to May 2017, Amylin Pharmaceuticals, Inc. from September 2005 until its acquisition in August 2012, Genoptix, Inc. from July 2008 until its acquisition in March 2011, Tercica, Inc. from December 2003 until its acquisition in October 2008, and Trius Therapeutics, Inc. from February 2007 until its acquisition in September 2013.

There are no arrangements or understandings between Ms. Eastham and any other persons pursuant to which she was selected as a director of the Company. There are no current or proposed transactions between the Company and Ms. Eastham or her immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Ms. Eastham will participate in the Company’s Amended and Restated Compensation Plan for Non-Employee Directors (the “Plan”), previously filed on February 29, 2016, with the Securities and Exchange Commission as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Our non-employee directors are eligible to participate in the Plan.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2018	By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary